     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2001


                                                      REGISTRATION NO. 333-63780
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           PENN NATIONAL GAMING, INC.

             (Exact Name of Registrant as Specified in Its Charter)

         PENNSYLVANIA                23-2234473
(State or Other Jurisdiction of   (I.R.S. Employer
Incorporation or Organization)   Identification No.)

    ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON THE FOLLOWING PAGE

                       825 BERKSHIRE BOULEVARD, SUITE 200
                         WYOMISSING, PENNSYLVANIA 19610
                                  610-373-2400

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                PETER M. CARLINO
                            CHIEF EXECUTIVE OFFICER
                           PENN NATIONAL GAMING, INC.
                       825 BERKSHIRE BOULEVARD, SUITE 200
                         WYOMISSING, PENNSYLVANIA 19610
                                  610-373-2400

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                           RICHARD A. SILFEN, ESQUIRE

                          MORGAN, LEWIS & BOCKIUS LLP

                               1701 MARKET STREET

                             PHILADELPHIA, PA 19103

                                  215-963-5000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ADDITIONAL REGISTRANTS:

                                                                                 ADDRESS, INCLUDING ZIP CODE, AND
                              STATE OR OTHER JURISDICTION                          TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT          OF INCORPORATION OR        I.R.S. EMPLOYER        AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER          ORGANIZATION           IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICES
---------------------------   ---------------------------   ------------------   --------------------------------
BACKSIDE, INC.                    Pennsylvania                  23-271347               1280 Highway 315
                                                                                     Wilkes-Barre, PA 18702
                                                                                          717-825-6681

BSL, INC.                         Mississippi                  62-1807073        825 Berkshire Blvd., Suite 200
                                                                                      Wyomissing, PA 19610
                                                                                          610-373-2400

BTN, INC.                         Mississippi                  62-1807074        825 Berkshire Blvd., Suite 200
                                                                                      Wyomissing, PA 19610
                                                                                          610-373-2400

CHC CASINOS CORP.                   Florida                    65-0681528         3250 Mary Street, Suite 500
                                                                                        Miami, FL 33133
                                                                                          305-445-4290

CRC HOLDINGS, INC.                  Florida                    65-0011722         3250 Mary Street, Suite 500
                                                                                        Miami, FL 33133
                                                                                          305-445-4290

THE DOWNS RACING, INC.            Pennsylvania                 23-2924948               1280 Highway 315
                                                                                     Wilkes-Barre, PA 18702
                                                                                          717-825-6681

EBETUSA.COM, INC.                   Delaware                   51-0393062             300 Delaware Avenue
                                                                                           9th Floor
                                                                                      Wilmington, DE 19801
                                                                                          302-552-3137

LOUISIANA CASINO CRUISES,          Louisiana                   72-1196619            1717 River Road North
  INC.                                                                               Baton Rouge, LA 70802
                                                                                          225-709-7777

MILL CREEK LAND, INC.             Pennsylvania                 23-2312561               1280 Highway 315
                                                                                     Wilkes-Barre, PA 18702
                                                                                          717-825-6681

MOUNTAINVIEW THOROUGHBRED         Pennsylvania                 25-1196820            R.D. #1 (P.O. Box 32)
  RACING ASSOCIATION                                                               Exit 28 off Interstate 81
                                                                                      Grantville, PA 17551
                                                                                          717-469-2910

NORTHEAST CONCESSIONS, INC.       Pennsylvania                 23-2493823               1280 Highway 315
                                                                                     Wilkes-Barre, PA 18702
                                                                                          717-825-6681

PENN NATIONAL GAMING OF WEST     West Virginia                 23-2839600        825 Berkshire Blvd., Suite 200
  VIRGINIA, INC.                                                                      Wyomissing, PA 19610
                                                                                          610-373-2400

PENN NATIONAL GSFR, INC.            Delaware                   51-0392451             300 Delaware Avenue
                                                                                           9th Floor
                                                                                      Wilmington, DE 19801
                                                                                          302-552-3137

                                                                                 ADDRESS, INCLUDING ZIP CODE, AND
                              STATE OR OTHER JURISDICTION                          TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT          OF INCORPORATION OR        I.R.S. EMPLOYER        AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER          ORGANIZATION           IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICES
---------------------------   ---------------------------   ------------------   --------------------------------
PENN NATIONAL HOLDING               Delaware                   51-0372406             300 Delaware Avenue
  COMPANY                                                                                  9th Floor
                                                                                      Wilmington, DE 19801
                                                                                          302-552-3137

PENN NATIONAL SPEEDWAY, INC.      Pennsylvania                 25-1759895            R.D. #1 (P.O. Box 32)
                                                                                   Exit 28 off Interstate 81
                                                                                      Grantville, PA 17551
                                                                                          717-469-2910

PENNSYLVANIA NATIONAL TURF        Pennsylvania                 23-2346492            R.D. #1 (P.O. Box 32)
  CLUB, INC.                                                                       Exit 28 off Interstate 81
                                                                                      Grantville, PA 17551
                                                                                          717-469-2910

PNGI CHARLES TOWN FOOD &         West Virginia              034-05460-001(WV )        Flowing Springs Road
  BEVERAGE LIMITED LIABILITY                                                              P.O. Box 551
  COMPANY                                                                            Charles Town, WV 25414
                                                                                          304-725-7001

PNGI CHARLES TOWN GAMING         West Virginia                 23-2839601             Flowing Springs Road
  LIMITED LIABILITY COMPANY                                                               P.O. Box 551
                                                                                     Charles Town, WV 25414
                                                                                          304-725-7001

PNGI POCONO, INC.                   Delaware                   52-2058610             300 Delaware Avenue
                                                                                           9th Floor
                                                                                      Wilmington, DE 19801
                                                                                          302-552-3137

STERLING AVIATION INC.              Delaware                   23-2818588             300 Delaware Avenue
                                                                                           9th Floor
                                                                                      Wilmington, DE 19801
                                                                                          302-552-3137

TENNESSEE DOWNS, INC.              Tennessee                   62-1711858        825 Berkshire Blvd., Suite 200
                                                                                      Wyomissing, PA 19610
                                                                                          610-373-2400

WILKES BARRE DOWNS, INC.          Pennsylvania                Applied for.              1280 Highway 315
                                                                                     Wilkes-Barre, PA 18702
                                                                                          717-825-6681

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 23, 2001


PROSPECTUS

                                  $300,000,000

                                     [LOGO]

                           PENN NATIONAL GAMING, INC.
                       COMMON STOCK, PREFERRED STOCK AND
                                DEBT SECURITIES

                            ------------------------

    We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

    - common stock;

    - preferred stock; and

    - debt securities.

    Certain of our shareholders also may offer and sell common stock under this prospectus.

    We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. The securities offered will contain other significant terms and conditions. Any debt securities we offer and sell may be guaranteed by our subsidiaries. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

    Our common stock trades on The Nasdaq National Market under the symbol "PENN." We have not yet determined whether any of the other securities offered hereby will be listed on any exchange or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating thereto will disclose such exchange or market.

    INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE INFORMATION THAT WILL BE CONTAINED IN THE PROSPECTUS SUPPLEMENT UNDER THE HEADING "RISK FACTORS."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 2001.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
About This Prospectus.......................................      i
Where You Can Find More Information.........................     ii
Disclosure Regarding Forward-Looking Statements.............    iii
The Company.................................................      1
Use of Proceeds.............................................      3
Ratio of Earnings to Fixed Charges..........................      3
Description of Capital Stock................................      4
Description of Debt Securities..............................     10
Selling Shareholders........................................     17
Plan of Distribution........................................     18
Legal Matters...............................................     19
Experts.....................................................     19


                            ------------------------

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

    The registration statement that contains this prospectus (including the exhibits) contains additional information about us and the securities offered by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

    You should rely only upon the information contained in, or incorporated into, this document. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports and other information. Such reports and other information may be inspected and copied at the public reference rooms of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and regional offices in New York, New York and Chicago, Illinois. Copies of such material can be obtained from the Commission by mail at prescribed rates. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports, proxy statements and other information that we have filed. Information may be obtained from us at the address specified below.

    We have "incorporated by reference" into this prospectus certain information that we file with the Commission. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the Commission and incorporated later. Any information that we subsequently file with the Securities and Exchange Commission that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus.

    We incorporate by reference our documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the time that we sell all of the securities offered by this prospectus:


    - Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;


    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;


    - Current Reports on Form 8-K, as amended, filed on October 20, 2000, March 2, 2001, May 7, 2001 and June 8, 2001;


    - The description of our common stock included in our registration statement on Form 8-A as filed on May 26, 1994; and

    - The description of our preferred share purchase rights included in our registration statement on Form 8-A as filed on March 16, 1999.

    We will provide without charge to each person to whom a copy of this prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

                           Penn National Gaming, Inc.
                       828 Berkshire Boulevard, Suite 200
                              Wyomissing, PA 19610
                         Attention: Robert S. Ippolito
                            Telephone (610) 373-2400

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus and the documents that are incorporated by reference herein, include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "intends," "may," "will," "should," or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. Specifically, forward-looking statements may include, among others, statements concerning:

    - projections of future results of operations or financial condition;

    - our expectations for our properties and the facility that we manage in Canada;

    - the timing, cost and expected impact on our results of operations of our planned capital expenditures;

    - the expected effect of regulatory changes that we are pursuing; and

    - expectations of the continued availability of capital resources.

    Although we believe that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about us and our subsidiaries and, accordingly, we cannot assure you that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following:

    - our ability to fully integrate the full-scale casino operations of the Mississippi and Louisiana properties and the managed Canadian facility into our business;

    - capital expansions at our gaming and pari-mutuel facilities;

    - the activities of our competitors;

    - our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses;

    - our dependence on key personnel;

    - the maintenance of agreements with our horsemen and pari-mutuel clerks;

    - other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission;

    - the risk factors or uncertainties listed herein or listed from time to time in prospectus supplements or any document incorporated by reference herein or therein; and

    - other risks and uncertainties that have not been identified at this time.

    All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur.

                                  THE COMPANY

    We are a diversified gaming and pari-mutuel wagering company with operations in West Virginia, Mississippi, Louisiana, Pennsylvania and Ontario, Canada. On a pro forma basis reflecting our Mississippi and CRC acquisitions completed in 2000 and 2001, respectively, our revenues and adjusted EBITDA would have been $496.1 million and $112.9 million, respectively, for the year ended
December 31, 2000, and $133.3 million and $31.2 million, respectively, for the three months ended March 31, 2001.

    The following table sets forth certain features of our owned or leased properties and our managed facility:

                                                                               GAMING
                                                                               SQUARE     GAMING     TABLE
PROPERTY                         LOCATION             TYPE OF FACILITY        FOOTAGE    MACHINES    GAMES
--------                    ------------------   ---------------------------  --------   --------   --------
OWNED OR LEASED:

Charles Town Entertainment  Charles Town, WV     Land-based gaming/            58,000     1,974        --
  Complex                                          Thoroughbred racing

Casino Magic Bay St. Louis  Bay St. Louis, MS    Dockside gaming               39,500     1,158        38

Boomtown Biloxi             Biloxi, MS           Dockside gaming               33,600     1,060        27

Casino Rouge                Baton Rouge, LA      Cruising riverboat            28,000       980        42

Penn National Race Course   Harrisburg, PA(1)    Thoroughbred racing               --        --        --

Pocono Downs                Wilkes-Barre,        Harness racing                    --        --        --
                            PA(1)
                                                                              -------     -----       ---

    TOTALS                                                                    159,100     5,172       107
                                                                              =======     =====       ===

OPERATED:

Casino Rama                 Orillia, Ontario     Land-based gaming             75,000     2,202       122

--------------------------

(1) In addition to our racetracks, Penn National Race Course and Pocono Downs have six and five off-track wagering facilities, respectively, located throughout Pennsylvania.

    Our Charles Town Entertainment Complex in Charles Town, West Virginia features 1,974 gaming machines, a thoroughbred racetrack, simulcast wagering, entertainment and dining. The facility is located within easy driving distance of Baltimore, Maryland and Washington, D.C. and is the leading gaming property serving those areas. There is a total population of approximately 3.1 million persons within a 50-mile radius, and approximately 10.0 million persons within a 100-mile radius of the Charles Town Entertainment Complex, of which approximately 7.2 million persons are over the age of 20. We have experienced strong growth at the facility and have increased the number of gaming machines from 400 machines in September 1997 to 1,974 machines as of December 31, 2000. We recently expanded the gaming area to nearly 60,000 square feet and opened a 150-seat restaurant and bar. In addition, since receiving regulatory approval permitting the operation of reel-spinning, coin-out machines in April 1999, we have increased the number of reel-spinning machines relative to the number of paper ticket video lottery terminals, or VLTs. As a result of these initiatives, our monthly gaming revenues at Charles Town have grown from approximately
$9.4 million in May 2000 to approximately $13.3 million in May 2001.

    Our business strategy is focused on exploiting the higher margins and more stable cash flows associated with gaming operations compared to pari-mutuel operations. As part of this strategy, on August 8, 2000, we completed our acquisition of the Casino Magic Bay St. Louis casino and the

Boomtown Biloxi casino from Pinnacle Entertainment, Inc. for an aggregate purchase price of approximately $201.3 million. Both properties operate in the Gulf Coast gaming market and are within easy driving distance of New Orleans, Louisiana, Mobile, Alabama and other points in the Southeast. Casino Magic Bay St. Louis in Bay St. Louis, Mississippi offers approximately 39,500 square feet of gaming space, with approximately 1,158 slot machines and 38 table games, a 201-room hotel, an 1,800 seat arena, a recreational vehicle park and an 18-hole Arnold Palmer-designed championship golf course. Boomtown Biloxi in Biloxi, Mississippi, offers approximately 33,600 square feet of gaming space, with 1,060 slot machines, 27 table games and other gaming amenities including restaurants and a 20,000 square foot entertainment center.

    On April 27, 2001, we completed the acquisition by merger of CRC
Holdings, Inc., and the minority interest in Louisiana Casino Cruises, Inc., which we refer to as LCCI, not owned by CRC prior to our acquisition, for approximately $181.3 million, including amounts required to repay existing debt. Immediately prior to the closing, CRC divested itself of all of its non-gaming assets. LCCI is the owner of Casino Rouge, the leading riverboat gaming facility in Baton Rouge, Louisiana. Casino Rouge features a four-story riverboat casino with approximately 28,000 square feet of gaming space, 980 gaming machines and 42 table games. In addition to the Casino Rouge property, a wholly owned subsidiary of CRC operates Casino Rama, located on the lands of the Mnjikaning, on behalf of the Ontario Lottery and Gaming Corporation, an agency of the Province of Ontario. Casino Rama is a casino and full-service entertainment facility located approximately 90 miles north of Toronto, Canada, with approximately 75,000 square feet of gaming space, 2,202 gaming machines and 122 table games.

    In addition to our gaming facilities, we own and operate Penn National Race Course, located outside of Harrisburg, one of two thoroughbred racetracks in Pennsylvania, and Pocono Downs, located outside of Wilkes-Barre, one of two harness racetracks in Pennsylvania. We also operate eleven off-track wagering facilities, or OTWs, in Pennsylvania and hold a 50% interest in Pennwood Racing, Inc., a joint venture that owns and operates Freehold Raceway and operated Garden State Park in New Jersey until May 2001.

                            ------------------------

    We are the successor to several businesses that have operated the Penn National Race Course since 1972. We were incorporated in Pennsylvania in 1982 as PNRC Corp. and adopted our present name in 1994. Our principal executive offices are located in the Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610; our telephone number is
(610) 373-2400.

                                USE OF PROCEEDS

    Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include financing of capital expenditures, additions to working capital, reductions of our indebtedness, potential acquisitions and the repurchase of our common stock. Funds not immediately required for such purposes may be invested in short-term investment grade securities.

    We will not receive any proceeds from the sale of common stock by any selling shareholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets for our ratio of earnings to fixed charges for the periods indicated:

                                                                                                  THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                         MARCH 31,
                                         ----------------------------------------------------   -----------------------
                                           2000       1999       1998       1997       1996        2001         2000
                                         --------   --------   --------   --------   --------      ----         ----
Ratio of earnings to fixed
  charges(1)...........................    2.1        1.8        2.3        2.2        11.7        1.7          2.3

------------------------

(1) In computing the ratio of earnings to fixed charges: (i) earnings were calculated as the sum of income from continuing operations, before income taxes and fixed charges, less capitalized interest; and (ii) fixed charges were computed as the sum of interest expense, amortization of capitalized debt costs and premium on debt, capitalized interest and the estimated interest included in rental expense.

    We completed our acquisitions of the Casino Magic Bay St. Louis and Boomtown Biloxi casinos in August 2000 and the Casino Rouge casino and management contract for the Casino Rama casino in April 2001. On a pro forma basis assuming the completion of these acquisitions as of January 1, 2000, our ratio of earnings to fixed charges would have been 1.6 and 1.7 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

                          DESCRIPTION OF CAPITAL STOCK


    The total number of shares of all classes of capital stock that we currently have authority to issue is 201,000,000, consisting of 200,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.


    As of May 31, 2001, there were approximately 15.5 million shares of common stock outstanding held of record by 599 persons. Approximately 2.6 million shares of common stock are reserved for issuance upon the exercise of outstanding stock options. We have authorized and reserved for issuance 400,000 shares of preferred stock in connection with the preferred share purchase rights plan described below.

    In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the Commission, and they are filed with or incorporated by reference as exhibits to this registration statement. Please read "Where You Can Find More Information."

COMMON STOCK

    The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. In the event of a liquidation, dissolution or winding up of Penn National, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of all of our liabilities and subject to the liquidation preferences of any outstanding preferred stock. Our common stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The outstanding shares of common stock are and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. Except in certain circumstances as discussed below under "--Possible Antitakeover Effect of Certain Charter, Bylaw and Other Provisions," our common stock is not subject to discriminatory provisions based on ownership thresholds.

    The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock, if issued, and any series of preferred stock that we may designate and issue in the future. See "--Preferred Stock."

PREFERRED STOCK

    Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to issue such shares of preferred stock in one or more series, with such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be established by the Board of Directors at the time of issuance. The Board of Directors has designated 400,000 shares of preferred stock as Series A Preferred Stock, par value $.01 per share, for issuance in connection with the Preferred Share Purchase Rights Plan described below.

    The prospectus supplement relating to any series of preferred stock we may offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the statement with respect to shares of the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with the offering of preferred stock.

    The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange or over-the-counter market on which our securities are listed or traded. If the approval of our shareholders is not required for the issuance of shares of preferred stock or common stock, the Board of Directors may determine not to seek shareholders approval.

    The issuance of preferred stock by the Board of Directors could adversely affect the rights of holders of common stock. For example, the issuance of shares of preferred stock could result in securities outstanding that would have preference over the common stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights of the common stock.

    The authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by third persons to obtain control of the Company through merger, tender offer, proxy or consent solicitation or otherwise, by making such attempts more difficult to achieve or more costly. The Board of Directors may issue preferred stock with voting rights that could adversely affect the voting power of holders of our common stock. See "--Possible Antitakeover Effect of Certain Charter, Bylaw and Other Provisions."

PREFERRED SHARE PURCHASE RIGHTS

    Our preferred share purchase rights plan is currently associated with each outstanding share of our common stock. Each of these rights entitles the registered holder to purchase from us one-hundredth of a share of our Series A preferred stock or a combination of securities and assets of equivalent value, at a purchase price of $40.00 per one-hundredth of a share, subject to adjustment.

    These rights are exercisable only upon the first to occur of the following events:

    - the close of business on the third business day following a public announcement that a person or group has acquired or obtained 15% or more of our outstanding common stock;

    - the close of business on the tenth business day following the commencement of a tender offer that would result in a person or group owning 20% or more of our outstanding common stock; or

    - the close of business on the tenth business day after a determination by at least a majority of members of our Board of Directors whom have been members prior to May 2, 1999 (referred to herein as Continuing Directors) that any person or group, alone or together with its affiliates, has become the holder of a substantial amount of our common stock:

        (i) and such ownership is intended to cause Penn National to repurchase the common stock owned by such person or group or to cause pressure on Penn National to take action or enter into a transaction or series of transactions intended to provide such person or group with short-term financial gain under circumstances where at least a majority of the Continuing Directors determines that the best long-term interests of Penn National and our shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time, or

        (ii) and such ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of our ability to maintain our competitive position) on our business or prospects.

    Upon the first to occur of the above events, the preferred purchase rights will separate and be distributed to each registered holder of our common stock. The rights will expire on March 18, 2009, unless earlier redeemed or exchanged as provided in the preferred share purchase rights plan.


    Based on the approximately 15.5 million shares of common stock outstanding as of May 31, 2001, the outstanding rights could be exercisable for up to approximately 155,000 shares of preferred stock. Our articles of incorporation authorize the issuance of 1,000,000 shares of preferred stock. Based on the 200,000,000 shares of common stock that we are authorized to issue, we could issue up to 100,000,000 shares of common stock and still reserve sufficient preferred stock to cover the exercise of outstanding rights. However, any shares of preferred stock issued in transactions registered under this shelf registration statement or otherwise would reduce the number of preferred stock shares available for issuance under the preferred share purchase rights plan. Fewer available preferred stock shares would reduce the maximum number of common stock shares that we could issue while still reserving the shares of preferred stock necessary under the preferred share purchase rights plan.


    The rights will have anti-takeover effects. The rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our Board of Directors on terms not approved by the Board of Directors, including by means of a tender offer at a premium to the market price. The rights should not interfere with any merger or business combination approved by the Board of Directors because we may redeem the rights at the redemption price prior to the time that person has become an acquiring person.

POSSIBLE ANTITAKEOVER EFFECT OF CERTAIN CHARTER, BYLAW AND OTHER PROVISIONS

    Our articles of incorporation, as amended, and bylaws provide that the Board of Directors is to consist of three classes of directors, each comprised as nearly as practicable of one-third of the Board, and that one-third of the Board is to be elected each year. At each annual meeting, only directors of the class whose term is expiring are voted upon, and upon election each such director serves a three-year term. Our articles of incorporation provide that a director may be removed with or without cause only by the affirmative vote of the holders of 75% of the voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting as a single class; our bylaws provide that a director may only be removed without cause by written consent of the shareholders and not at a meeting.

    Our articles of incorporation provide that shareholder-proposed nominations for election of directors and shareholder-proposed business at meetings of shareholders is subject to the advance notice requirements contained in the bylaws, which may be amended by the directors.

    The provisions of our articles of incorporation with respect to classification of the Board of Directors and shareholder approval of the removal of directors with or without cause may not be altered, amended or repealed without the affirmative vote of the holders of at least 75% of the voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting as a single class.

    The Pennsylvania Business Corporation Law, or BCL, contains a number of interrelated provisions that are designed to support the validity of actions taken by the Board of Directors in response to takeover bids, including specifically the Board's authority to "accept, reject or take no action" with respect to a takeover bid, and permitting the unfavorable disparate treatment of a takeover bidder. One provision requires that mergers with or sales of assets to an "interested shareholder" (which includes a shareholder who is a party to the proposed transaction) be approved by a majority of voting shares outstanding, other than those held by the interested shareholder, unless, prior to the date on which the interested shareholder became an interested shareholder, the transaction has been approved by a majority of the corporation's directors who are not affiliated with the interested shareholder, or the transaction results in the payment to all other shareholders of an amount not less than the highest amount paid for shares by the interested shareholder. Another provision of the BCL gives the directors broad discretion in considering the best interests of the corporation, including a provision that permits the Board, in taking any action, to consider various corporate interests, including employees, suppliers, clients and communities in which the corporation is located, the short and long-term interests of the corporation, and the resources, intent and conduct of any person seeking to acquire control of the corporation. Another provision prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders beneficially owning more than 20% of the voting power of a public corporation (excluding certain shares) for a five-year period following the date on which the holder became an interested shareholder.

    The effect of the BCL's antitakeover provisions may be to deter unsolicited takeover attempts or other attempts to accumulate our stock. This may promote stability in our business, management and control, and in the price of our capital stock. However, by discouraging open market accumulation of our capital stock and non-solicited, non-negotiated takeover attempts, shareholders may be disadvantaged by foregoing the opportunity to participate in such transactions, which may be in excess of the prevailing market price for our capital stock. In addition, while the antitakeover provisions may encourage a party considering accumulating stock in or acquiring Penn National to negotiate with the Board, and place the Board in a better position to defend against actions it believes not to be in the best interests of Penn National and its shareholders, the provisions may also make it more difficult to accomplish a transaction requiring shareholder approval if the Board disapproves (even if the shareholders may be in favor of such a transaction).

    The restrictions imposed by gaming and regulatory authorities to which we are subject on share ownership and transfer may also discourage or make it more difficult for a party to accumulate stock in or acquire us, as many of these entities have broad discretion in approving our activities and approving our shareholders. See "--Certain Restrictions on Share Ownership and Transfer."

POSSIBLE ANTITAKEOVER EFFECTS STEMMING FROM CONCENTRATED SHAREHOLDER BASE

    Peter M. Carlino, our Chairman of the Board and Chief Executive Officer, by virtue of his ability to vote the shares of common stock held by him and the Carlino Family Trust, may be able significantly to influence the election of directors and our business and affairs. The trustees of the Carlino Family Trust, by virtue of their ability to vote the shares of common stock held in the Carlino Family Trust in certain circumstances, may be able to significantly influence the approval or disapproval of the sale of all or substantially all of our assets or a merger, consolidation or liquidation. In addition, in the event the Carlino Family Trust proposes to sell common stock representing more than 3% of our outstanding common stock, Peter M. Carlino and other Carlino siblings have the right to acquire such common stock on the price and terms proposed. Peter M. Carlino's control position and certain other provisions of the Carlino Family Trust could deter unsolicited takeover attempts to the same or greater extent than any provisions of the BCL or applicable gaming and racing regulations.

CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER OF OUR SECURITIES

    We are subject to federal, state and local regulations that relate to our current live racing, pari-mutuel, gaming machine and casino operations, and that impose certain restrictions on the ownership and transfer of our securities. The following description of the regulatory environment regarding restrictions on ownership and transfer of our securities is only a summary and not a complete recitation of all applicable regulatory laws. Moreover, ownership and transfer of our securities could be subjected at any time to additional or more restrictive regulations, including regulation in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities.

WEST VIRGINIA

    The West Virginia Racetrack Video Lottery Act provides that the transfer of more than 5% of the voting stock of a corporation that holds a gaming machine license, or that controls another entity that holds such a license, or the transfer of the assets of a license holder may only be to persons who have met the licensing requirements of the West Virginia Racetrack Video Lottery Act or which transfer has been pre-approved by the West Virginia Lottery Commission. Any transfer that does not comply with this requirement voids the license. If the number of shares that we intend to issue pursuant to a particular offering under this registration statement exceeds 5% of our outstanding voting stock at the time of such offering, we may be required to seek approval by the West Virginia Lottery Commission and the West Virginia Racing Commission. The issuance of preferred stock and debt securities pursuant to this prospectus and any prospectus supplement also may be subject to the approval of the West Virginia Lottery Commission and the West Virginia Racing Commission.

MISSISSIPPI

    Mississippi statutes and regulations give the Mississippi Gaming Commission the discretion to require a suitability finding with respect to anyone who acquires any of our securities, regardless of the percentage of ownership. The current policy of the Mississippi Gaming Commission is to require anyone acquiring 5% or more of any voting securities of a public company with a licensed subsidiary or private company licensee to be found suitable. However, the Mississippi Gaming Commission generally permits certain "institutional" investors to beneficially own up to 15% of the voting securities of a registered public company without a finding of suitability. If the owner of voting securities who is required to be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

    Any owner of voting securities found unsuitable and who holds, directly or indirectly, any beneficial ownership of our equity interests beyond such period of time as may be prescribed by the Mississippi Gaming Commission may be guilty of a misdemeanor. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days of being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. We are subject to disciplinary action if we, after receiving notice that a person is unsuitable to be an owner of or to have any other relationship with us, (1) pay the unsuitable person any dividends or interest upon any of our securities or any payments or distribution of any kind whatsoever, (2) recognize the exercise, directly or indirectly, of any voting rights of our securities by the unsuitable person, or
(3) pay the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances. In addition, if the Mississippi Gaming Commission finds any owner of voting securities unsuitable, such owner must immediately surrender all securities to us, and we must purchase the securities so offered for cash at fair market value within 10 days.

    We will be required to maintain current ownership ledgers in the State of Mississippi that may be examined by the Mississippi Gaming Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. We may be required to disclose to the Mississippi Gaming Commission, upon request, the identities of the holders of certain of our indebtedness. In addition, the Mississippi Gaming Commission under the Mississippi Act may, in its discretion,
(1) require holders of debt securities, including the debt securities that may be issued under this prospectus and any prospectus supplement, to file applications, (2) investigate such holders, and (3) require such holders to be found suitable to own such debt securities. Although the Mississippi Gaming Commission generally does not require the individual holders of obligations to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of the debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with such an investigation.

    The regulations provide that we may not engage in any transaction that would result in a change of our control without the prior approval of the Mississippi Gaming Commission. Mississippi law prohibits us from making a public offering or private placement of our securities without the approval of or waiver of approval by the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi, or to retire or extend obligations incurred for one or more of such purposes. The Mississippi Gaming Commission has the authority to grant a continuous approval of securities offerings and has granted us such approval, subject to an annual renewal.

    Regulations of the Mississippi Gaming Commission prohibit certain repurchases of securities of publicly traded corporations registered with the Mississippi Gaming Commission without prior approval of the Mississippi Gaming Commission. Transactions covered by these regulations are generally aimed at discouraging repurchases of securities at a premium over market price from certain holders of greater than 3% of the outstanding securities of the registered publicly traded corporation. The regulations of the Mississippi Gaming Commission also require prior approval for a "plan of recapitalization" as defined in such regulations.

    The Mississippi Act requires that certificates representing our securities bear a legend to the general effect that the securities are subject to the Mississippi Act and regulations of the Mississippi Gaming Commission. The Mississippi Gaming Commission through the power to regulate licensees, has the power to impose additional restrictions on the holders of our securities at any time.

LOUISIANA

    We are subject to regulation by the State of Louisiana as a result of our ownership of LCCI, the operator of the Casino Rouge riverboat. Certain regulations imposed by the Louisiana Riverboat Economic Development and Gaming Control Act or rules adopted pursuant thereto require that owners holding greater than a 5% interest in LCCI must be found suitable by the Louisiana Gaming Control Board.

PENNSYLVANIA

    Our horse racing operations at Penn National Race Course and Pocono Downs are subject to extensive regulation under the Pennsylvania Racing Act. The Pennsylvania Racing Act requires that any shareholder proposing to transfer beneficial ownership of 5% or more of our shares file an affidavit with us setting forth certain information about the proposed transfer and transferee, a copy of which we are required to furnish to the Pennsylvania Racing Commissions. The certificates representing our shares owned by 5% beneficial shareholders are required to bear certain legends prescribed by the Pennsylvania Racing Act. In addition, under the Pennsylvania Racing Act, the Pennsylvania Racing Commissions have the authority to order a 5% beneficial shareholder of a company to dispose of his common stock of such company if it determines that continued ownership would be inconsistent with the public interest, convenience or necessity or the best interest of racing generally.

                         DESCRIPTION OF DEBT SECURITIES

    The following provides a general description of the terms of the debt securities that we may issue. The particular terms of any debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions set forth below may not apply will be described in the prospectus supplement relating to those debt securities.

    We filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in the form filed, subject to any amendments or supplements as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture. You should read the indenture because it, and not this description, will control your rights as a holder of debt securities. The terms of the indenture are also governed by the Trust Indenture Act.

GENERAL

    The debt securities will be our direct obligations, which will be unsecured, rank subordinate to our credit facilities, of which approximately
$308.9 million was outstanding on March 31, 2001 and may rank subordinate to, equally with or senior to our other indebtedness, including our senior subordinated notes due 2008, of which $200 million was outstanding on March 31, 2000. The indenture provides that unsecured subordinated debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution from our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series do not need to be issued at the same time. Additionally, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

TERMS OF THE DEBT SECURITIES

    You should refer to the prospectus supplement for some or all of the following terms of each series of the debt securities in respect of which this prospectus is being delivered:

    - the designation, aggregate principal amount and authorized denominations of the series;

    - the issue price as a percentage of the principal amount at which the series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof and the rate or rates at which original issue discount will accrue;

    - the date or dates on which the series will mature;

    - the rate or rates per annum, if any, at which the series will bear interest;

    - the times from which any interest will accrue, be payable and the record dates pertaining thereto;

    - the place or places where the principal and interest, if any, on the series will be payable;

    - any redemption or other special terms;

    - the events of default and covenants relating to the debt securities which are in addition to, modify or delete those described herein;

    - whether the debt securities will be issued in certificated or book-entry form, and the denominations thereof;

    - if applicable, the terms of any right to convert debt securities into shares of our common stock or other securities or property;

    - provisions, if any, for the defeasance or discharge of certain of our obligations with respect to such debt securities, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing), the provisions of the indenture;

    - the manner in which the amounts of payment of principal of, premium, if any, or any interest on such debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which such debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

    - a discussion of any material and/or special United States federal income tax considerations applicable to such debt securities;

    - any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities other than those originally appointed;

    - whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

    - the terms, if any, on which such debt securities will be subordinate to other debt;

    - any listing or intended listing of the debt securities on a securities exchange;

    - the provisions, if any, relating to any guarantees of the debt securities; and

    - any other terms of the debt securities, which will not be inconsistent with the provisions of the indenture.

    Our debt securities may be sold at a discount below their principal amount. Even if our debt securities are not issued at a discount below their principal amount, these securities may, for United States federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment or other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars will also be set forth in the prospectus supplement, if applicable.

INFORMATION ABOUT THE TRUSTEE

    Our indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under our indenture may resign at any time or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustees with respect to different series of debt securities, each trust shall be separate and apart from the trust administered by any other trustee. Except as indicated in this prospectus or any prospectus supplement, any action to be taken by the trustee may be taken only with respect to the one or more series of debt securities for which it is trustee under the indenture.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

    - either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

    - no default or event of default exists immediately after such transaction.

DENOMINATIONS

    Unless we specify in the prospectus supplement, the debt securities of any series will be issuable only as debt securities in denominations of $1,000, and any integral multiples thereof, and will be payable only in U.S. dollars. The indenture also provides that debt securities of a series may be issuable in global form. See "Global Securities" below.

REGISTRATION AND TRANSFER

    If you surrender for transfer your registered debt securities at the office or agency we maintain for such purpose, we will deliver, in the name you have designated as transferee, one or more new debt securities of the same series of like aggregate principal amount in such denominations as are authorized for debt securities of such series and of a like maturity and with like terms and conditions. You will not incur a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

    We will not be required to:

    - register, transfer or exchange debt securities of any series during a period beginning with the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series selected for redemption, and ending at the close of business on the day of the transmission; or

    - register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

EVENTS OF DEFAULT

    Unless we inform you otherwise in the prospectus supplement, events of default means any of the following:

    - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

    - default in the payment of principal of or premium, if any, on any debt security of that series when due;

    - if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

    - default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 60 days after written notice to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture; and

    - certain events of bankruptcy, insolvency or reorganization.

    If an event of default for any series of debt securities, which are at that time outstanding, occurs and continues, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us, and to the applicable trustee if given by the holders, declare to be due and payable immediately the principal, or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series and premium, if any, of all debt securities of that series.

    At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

    You should refer to our prospectus supplement with regard to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence and continuation of an event of default.

    The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

    No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the applicable trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

    We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee with respect to any series of debt securities may withhold notice to the holders of debt securities of such series of any default or event of default (except a default in payment on any debt securities of such series) with respect to debt securities of such series if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of debt securities of such series.

MODIFICATION AND WAIVER

    We and the applicable trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of any series of debt securities for any of the following purposes:

    - to permit a successor corporation to assume our covenants and obligations under the indenture and in such series of debt securities in accordance with the terms of the indenture;

    - to add to our covenants for the benefit of the holders of any series of debt securities (and if the covenants are to be for the benefit of less than all the series, we shall state that the covenants are expressly being included solely for the benefit of the applicable series);

    - to surrender any of our rights or powers conferred in the indenture;

    - to add any additional events of default (and if the events of default are to be applicable to less than all series, we shall state that the events of default are expressly being included solely for the benefit of the applicable series);

    - to add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision and as to which the modification would apply;

    - to secure a series of debt securities or to provide that our obligations under a series of debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

    - to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of a series of debt securities in a manner that will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the indenture in any material respect;

    - to establish the form or terms of debt securities as permitted by the indenture;

    - to provide for the acceptance of appointment by a successor trustee regarding one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trusts by more than one trustee;

    - to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the indenture under the Trust Indenture Act;

    - to cure any ambiguity;

    - to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

    - to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act; or

    - to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

    We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately. However, we may not, without the consent of the holder of each outstanding debt security of each series affected:

    - change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of any debt security or any premium payable upon the redemption of any debt security, or change the stated maturity of, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of a discount security or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of such series of debt securities;

    - reduce the percentage in principal amount of the outstanding debt securities of a series where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture;

    - if applicable, adversely affect the right of a holder to convert any debt security;

    - modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security which would be affected; or

    - modify any provision described in the prospectus supplement as requiring the consent of each affected holder of debt securities.

    A modification that changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of a series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

    The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

DEFEASANCE OF DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

    DEFEASANCE AND DISCHARGE. The indenture provides that we may be discharged from any and all obligations under any debt securities other than:

    - certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on debt securities;

    - to register the transfer or exchange of debt securities;

    - to replace stolen, lost or mutilated debt securities; or

    - to maintain paying agencies and to hold money for payment in trust.

    We may only defease and discharge all of our obligations under the debt securities of any series if:

    - we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers' certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the dates such payments are due; and

    - we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture or in the applicable prospectus supplement or any other restrictive covenant relating to any series of debt securities provided for in a board resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of debt securities. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any debt securities. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the series of debt securities. We may only defease any covenants if, among other requirements:

    - we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers' certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the dates such payments are due; and

    - we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

LIMITED LIABILITY OF CERTAIN PERSONS

    The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

    The indenture provides that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

    - to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such gaming authority; or

    - to redeem such debt securities at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or such lesser amount as may be required by applicable law or by order of any gaming authority.

    We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

GUARANTEE

    The indenture provides that one or more of our subsidiaries may be a guarantor and may "guarantee" the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the debt securities of any series and the indenture. The liability of the guarantors will be independent of and not in consideration of or contingent upon our liability or any other party obligated under the debt securities or the indenture. A separate action or actions may be brought or prosecuted against us or any other party obligated under the debt securities or the indenture whether or not we or any other party obligated under the debt securities or the indenture are joined in any such action or actions. However, any guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the guarantor without rendering the guarantee, as it relates to such guarantor, original issue discountable under Section 548 of the Federal Bankruptcy Code or any applicable provision of comparable state law. This guarantee will be a continuing guarantee and will remain in full force and effect until payment in full of all of the guaranteed obligations.

PAYMENT AND PAYING AGENTS

    We covenant and agree, for the benefit of each series of debt securities, that we will duly and punctually pay the principal of, premium, if any, and any interest on the debt securities in accordance with the terms of the debt securities and the indenture. We will maintain an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

GLOBAL SECURITIES

    The debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be in registered form and may be issued in either temporary or permanent form. The specific terms of the depositary arrangement regarding a series of debt securities will be described in the applicable prospectus supplement relating to such series.

                              SELLING SHAREHOLDERS

    Certain of our shareholders may offer and sell shares of common stock pursuant to this prospectus. We will identify any selling shareholders in a prospectus supplement, along with other information about their ownership holdings both before and after such sale.

                              PLAN OF DISTRIBUTION

    We and, with respect to a portion of the common stock offered hereby, the selling shareholders may sell the offered securities as follows:

    - directly to one or more purchasers;

    - through agents;

    - to and through one or more dealers;

    - to and through one or more underwriters; or

    - through a combination of any such methods of sale.

    The distribution of the offered securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

    - at a fixed price or prices which may be changed;

    - at market prices prevailing at the time of sale;

    - at prices related to such prevailing market prices; or

    - at negotiated prices.

    Offers to purchase the offered securities may be solicited directly by us. Offers to purchase may also be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions which shall be payable by us to such agent will be set forth, in the applicable prospectus supplement.

    If a dealer is utilized in the sale of the offered securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

    If an underwriter is, or underwriters are, utilized in the sale of the offered securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the offered securities. In connection with the sale of offered securities, such underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities and common stock for whom they may act as agents. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

    Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may also engage in transactions with, or perform services for us in the ordinary course of business.

    If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if the offered securities are also being sold to underwriters, we shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered securities pursuant to such contracts.

    The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

                                 LEGAL MATTERS

    Certain matters with respect to the securities offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

    The financial statements for Penn National Gaming, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference into this prospectus, have been audited by BDO Seidman, LLP, independent public accountants, as indicated in their report appearing therein.

    The financial statements for Mardi Gras Casino Corp. as of December 31, 1999 and 1998, for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report appearing therein.

    The financial statements for Mississippi-I Gaming, L.P. as of December 31, 1999 and 1998, for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report appearing therein.

    The financial statements of CRC Holdings, Inc.--Gaming Division as of November 30, 1999 and 2000, and for each of the three years in the period ended November 30, 2000 incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table shows the expenses of the issuance and distribution of the securities offered hereby:

Securities and Exchange Commission registration fee.........  $ 75,000
Legal fees and expenses.....................................   100,000
Trustee fees and expenses...................................    50,000
Printing and engraving expenses.............................    75,000
Accounting fees and expenses................................    50,000
Miscellaneous...............................................   100,000
                                                              --------
    Total...................................................  $450,000
                                                              ========

    All of the amounts shown are estimates, except for fees payable to the Securities and Exchange Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Bylaws require it to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Company or any other person designated by the Board of Directors (which may include any person serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), in each case, against certain liabilities (including, damages, judgments, amounts paid in settlement, fines, penalties and expenses (including attorneys' fees and disbursements)), except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Pennsylvania law permits the Company to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

    We have in force and effect policies insuring our directors and officers against losses which they or them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
 1.1*                   Form of Underwriting Agreement.
 3.1***                 Amended and Restated Articles of Incorporation of Penn
                        National Gaming, Inc., filed with the Pennsylvania
                        Department of State on October 15, 1996.
 3.2***                 Articles of Amendment to the Amended and Restated Articles
                        of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on November 13, 1996.
 3.3***                 Statement with respect to shares of Series A Preferred Stock of Penn National Gaming, Inc., filed with the Pennsylvania
                        Department of State on March 16, 1999.
 3.4                    Bylaws of Penn National Gaming, Inc. (Incorporated by
                        reference from Exhibit No. 3.2 to the Registrant's
                        registration statement on Form S-1, File #33-77758, dated
                        May 26, 1994).
 3.5*                   Form of any statement with respect to any preferred stock
                        issued hereunder.
 4.1                    Rights Agreement dated as of March 2, 1999, between Penn
                        National Gaming, Inc. and Continental Stock Transfer and
                        Trust Company (Incorporated by reference as an exhibit to
                        the Registrant's Current Report on Form 8-K, dated March 17,
                        1999).
 4.2***                 Form of Indenture.
 5.1***                 Opinion of Morgan, Lewis & Bockius LLP.
 12.1***                Statements re: computation of ratios.
 23.1+                  Consent of BDO Seidman LLP.
 23.2+                  Consent of Arthur Andersen LLP.
 23.3+                  Consent of PricewaterhouseCoopers LLP.
 24.1***                Powers of Attorney (included on the signature pages of this
                        Registration Statement).
 25.1**                 Statement of Eligibility of Trustee on Form T-1.


------------------------

+  Filed herewith.

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offered securities.

** To be filed pursuant to section 305(b)(2) of the Trust Indenture Act of 1939, as amended.


*** Previously filed as an exhibit to this registration statement as filed with the Commission on June 25, 2001 or July 10, 2001


ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of and included in the registration statement when it became effective.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PENN NATIONAL GAMING, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                    CHAIRMAN OF THE BOARD AND
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                                                       Chairman of the Board and
                          *                              Chief Executive Officer
     -------------------------------------------         (Principal Executive         July 19, 2001
                  Peter M. Carlino                       Officer)

                                                       Chief Financial Officer,
                          *                              Secretary and Treasurer
     -------------------------------------------         (Principal Financial and     July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *
     -------------------------------------------       Director                       July 19, 2001
                   William J. Bork

                          *
     -------------------------------------------       Director                       July 19, 2001
                    Harold Cramer

                          *
     -------------------------------------------       Director                       July 19, 2001
                  David A. Handler

                          *
     -------------------------------------------       Director                       July 19, 2001
                  John M. Jacquemin

                          *
     -------------------------------------------       Director                       July 19, 2001
                   Robert P. Levy


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       BACKSIDE, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                               PRESIDENT, SECRETARY, TREASURER AND
                                                                             DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                                                       President, Secretary,
                          *                              Treasurer and Director
     -------------------------------------------         (Principal Executive,        July 19, 2001
                  Richard E. Orbann                      Financial and Accounting
                                                         Officer)

                          *
     -------------------------------------------       Director                       July 19, 2001
                  Peter M. Carlino


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       BSL, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                               CHIEF EXECUTIVE OFFICER AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *                            Chief Executive Officer and
     -------------------------------------------         Director (Principal          July 19, 2001
                  Peter M. Carlino                       Executive Officer)

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and     July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *
     -------------------------------------------       President and Director         July 19, 2001
                   Kevin Desanctis


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       BTN, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                               CHIEF EXECUTIVE OFFICER AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            Chief Executive Officer and
     -------------------------------------------       Director (Principal Executive     July 19, 2001
                  Peter M. Carlino                     Officer)

                          *                            Secretary and Treasurer
     -------------------------------------------       (Principal Financial and          July 19, 2001
                 Robert S. Ippolito                    Accounting Officer)

                          *                            President and Director
     -------------------------------------------                                         July 19, 2001
                   Kevin Desanctis


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       CHC CASINOS CORP.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Chief Executive
     -------------------------------------------       Officer (Principal Executive      July 19, 2001
                  Peter M. Carlino                     Officer)

                          *                            Secretary, Treasurer and
     -------------------------------------------       Director (Principal Financial     July 19, 2001
                 Robert S. Ippolito                    and Accounting Officer)

                          *                            Vice President and Director
     -------------------------------------------                                         July 19, 2001
              Joseph A. Lashinger, Jr.


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       CRC HOLDINGS, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Chief Executive
     -------------------------------------------       Officer (Principal Executive      July 19, 2001
                  Peter M. Carlino                     Officer)

                          *                            Secretary, Treasurer and
     -------------------------------------------       Director (Principal Financial     July 19, 2001
                 Robert S. Ippolito                    and Accounting Officer)

                          *                            Vice President and Director
     -------------------------------------------                                         July 19, 2001
              Joseph A. Lashinger, Jr.


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       THE DOWNS RACING, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                     Joseph A. Lashinger, Jr.
                                                                PRESIDENT, SECRETARY AND TREASURER
                                                                        AND SOLE DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                                                       President, Secretary, Treasurer
                          *                              and Sole Director (Principal
     -------------------------------------------         Executive, Financial and        July 19, 2001
              Joseph A. Lashinger, Jr.                   Accounting Officer)


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       EBETUSA.COM, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                     Joseph A. Lashinger, Jr.
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *
     -------------------------------------------       President and Director            July 19, 2001
              Joseph A. Lashinger, Jr.                   (Principal Executive Officer)

                          *                            Secretary, Treasurer and
     -------------------------------------------         Director (Principal Financial   July 19, 2001
                 Robert S. Ippolito                      and Accounting Officer)

                          *
     -------------------------------------------       Director                          July 19, 2001
                  Peter M. Carlino

                          *
     -------------------------------------------       Vice President and Director       July 19, 2001
                   Kevin Desanctis


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       LOUISIANA CASINO CRUISES, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Chief Executive
     -------------------------------------------         Officer (Principal Executive    July 19, 2001
                  Peter M. Carlino                       Officer)

                          *                            Secretary, Treasurer and
     -------------------------------------------         Director (Principal Financial   July 19, 2001
                 Robert S. Ippolito                      and Accounting Officer)

                          *                            Vice President and Director
     -------------------------------------------                                         July 19, 2001
              Joseph A. Lashinger, Jr.


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       MILL CREEK LAND, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Director
     -------------------------------------------         (Principal Executive Officer)   July 19, 2001
                  Richard E. Orbann

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                  Peter M. Carlino


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       MOUNTAINVIEW THOROUGHBRED RACING
                                                       ASSOCIATION

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Director
     -------------------------------------------         (Principal Executive Officer)   July 19, 2001
                  Peter M. Carlino

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                    Harold Cramer


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       NORTHEAST CONCESSIONS, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                PRESIDENT, SECRETARY AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President, Secretary and
     -------------------------------------------         Director (Principal Executive   July 19, 2001
                  Richard E. Orbann                      Officer)

                          *                            Vice President and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                  Peter M. Carlino


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PENN NATIONAL GAMING OF WEST VIRGINIA, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Director
     -------------------------------------------         (Principal Executive Officer)   July 19, 2001
                  Peter M. Carlino

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                    Harold Cramer


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PENN NATIONAL GSFR, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                    CHAIRMAN OF THE BOARD AND
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            Chairman of the Board and Chief
     -------------------------------------------         Executive Officer (Principal    July 19, 2001
                  Peter M. Carlino                       Executive Officer)

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *                            President, Chief Operating
     -------------------------------------------         Officer and Director            July 19, 2001
                  Richard E. Orbann


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PENN NATIONAL HOLDING COMPANY

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                               CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            Chairman of the Board, President
     -------------------------------------------         and Chief Executive Officer     July 19, 2001
                  Peter M. Carlino                       (Principal Executive Officer)

                          *                            Secretary, Treasurer and
     -------------------------------------------         Director (Principal Financial   July 19, 2001
                 Robert S. Ippolito                      and Accounting Officer)


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PENN NATIONAL SPEEDWAY, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Richard Carlino
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                                                       Chief Executive Officer
                          *                              (Principal
     -------------------------------------------         Executive, Financial and        July 19, 2001
                   Richard Carlino                       Accounting Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                  Peter M. Carlino

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                  Richard E. Orbann


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PENN NATIONAL TURF CLUB, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *                            President and Director
     -------------------------------------------       (Principal   Executive Officer)   July 19, 2001
                  Peter M. Carlino

                                                       Secretary and Treasurer
                          *                            (Principal
     -------------------------------------------       Financial and                     July 19, 2001
                 Robert S. Ippolito                    Accounting Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                    Harold Cramer


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PNGI CHARLES TOWN FOOD & BEVERAGE LLC

                                                       By:PNGI CHARLES TOWN GAMING LIMITED LIABILITY
                                                          COMPANY (its sole member)

                                                       By:PENN NATIONAL GAMING OF WEST VIRGINIA, INC.
                                                          (its sole managing member)

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                         CAPACITY                DATE
                      ---------                                         --------                ----
                          *                                   Sole Manager (Principal
     -------------------------------------------                Executive, Financial and    July 19, 2001
                  Richard L. Moore                              Accounting Officer)

By: Penn National Gaming of West Virginia, Inc., in
    its capacity as sole managing member of PNGI
    Charles Town Gaming Limited Liability Company, in
    its capacity as sole member of PNGI Charles Town
    Food & Beverage LLC

                          *                                   President and Director
     -------------------------------------------                                            July 19, 2001
                  Peter M. Carlino

                      SIGNATURE                                         CAPACITY                DATE
                      ---------                                         --------                ----
By: Penn National Gaming of West Virginia, Inc., in
    its capacity as sole managing member of PNGI
    Charles Town Gaming Limited Liability Company, in
    its capacity as sole member of PNGI Charles Town
    Food & Beverage LLC

                          *                                   Director
     -------------------------------------------                                            July 19, 2001
                    Harold Cramer


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PNGI CHARLES TOWN GAMING LIMITED LIABILITY
                                                       COMPANY

                                                       BY: PENN NATIONAL GAMING OF
                                                          WEST VIRGINIA, INC. (its managing sole
                                                       member)

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                         CAPACITY                 DATE
                      ---------                                         --------                 ----
By: Penn National Gaming of West Virginia, Inc., in
    its capacity as sole managing member of PNGI
    Charles Town Gaming Limited Liability Company

                          *                                   President and Director
     -------------------------------------------                (Principal Executive         July 19, 2001
                  Peter M. Carlino                              Officer)

By: Penn National Gaming of West Virginia, Inc., in
    its capacity as sole managing member of PNGI
    Charles Town Gaming Limited Liability Company

                          *                                   Secretary and Treasurer
     -------------------------------------------                (Principal Financial and     July 19, 2001
                 Robert S. Ippolito                             Accounting Officer)

By: Penn National Gaming of West Virginia, Inc., in
    its capacity as sole managing member of PNGI
    Charles Town Gaming Limited Liability Company

                          *
     -------------------------------------------              Director                       July 19, 2001
                    Harold Cramer


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       PNGI POCONO, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                   PRESIDENT AND SOLE DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *
     -------------------------------------------       President and Sole Director       July 19, 2001
                  Richard E. Orbann                      (Principal Executive Officer)

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       STERLING AVIATION INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                          *
     -------------------------------------------       President and Director            July 19, 2001
                  Peter M. Carlino                       (Principal Executive Officer)

                          *                            Secretary and Treasurer
     -------------------------------------------         (Principal Financial and        July 19, 2001
                 Robert S. Ippolito                      Accounting Officer)

                          *
     -------------------------------------------       Director                          July 19, 2001
                    Harold Cramer


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       TENNESSEE DOWNS, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                      PRESIDENT AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                                                       President and Director
                          *                              (Principal Executive,
     -------------------------------------------         Financial and Accounting        July 19, 2001
                  Richard E. Orbann                      Officer)

                          *                            Director
     -------------------------------------------                                         July 19, 2001
                  Peter M. Carlino

                          *                            Secretary and Director
     -------------------------------------------                                         July 19, 2001
                 Robert S. Ippolito

                          *                            Vice President and Director
     -------------------------------------------                                         July 19, 2001
              Joseph A. Lashinger, Jr.


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on July 19, 2001.


                                                       WILKES BARRE DOWNS, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Robert E. Abraham
                                                             PRESIDENT, SECRETARY, TREASURER AND SOLE
                                                                             DIRECTOR

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    CAPACITY                  DATE
                      ---------                                    --------                  ----
                                                       President, Secretary, Treasurer
                          *                              and Sole Director (Principal
     -------------------------------------------         Executive, Financial and        July 19, 2001
                  Robert E. Abraham                      Accounting Officer)


*By:                 /s/ ROBERT S. IPPOLITO
             --------------------------------------
                       Robert S. Ippolito,
        AS ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED

                           PENN NATIONAL GAMING, INC.

                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
        1.1*            Form of Underwriting Agreement.

        3.1***          Amended and Restated Articles of Incorporation of Penn
                        National Gaming, Inc., filed with the Pennsylvania
                        Department of State on October 15, 1996.

        3.2*** Articles of Amendment to the Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on November 13, 1996.

        3.3***          Statement with respect to shares of Series A Preferred Stock of Penn National Gaming, Inc., filed with the Pennsylvania
                        Department of State on March 16, 1999.

        3.4 Bylaws of Penn National Gaming, Inc. (Incorporated by reference from Exhibit No. 3.2 to the Registrant's registration statement on Form S-1, File #33-77758, dated
                        May 26, 1994).

        3.5* Form of any statement with respect to any preferred stock issued hereunder.

        4.1             Rights Agreement dated as of March 2, 1999, between Penn
                        National Gaming, Inc. and Continental Stock Transfer and
                        Trust Company (Incorporated by reference as an exhibit to the Registrant's Current Report on Form 8-K, dated
                        March 17, 1999).

        4.2***          Form of Indenture.

        5.1***          Opinion of Morgan, Lewis & Bockius LLP.

       12.1***          Statements re: computation of ratios.

       23.1+            Consent of BDO Seidman LLP.

       23.2+            Consent of Arthur Andersen LLP.

       23.3+            Consent of PricewaterhouseCoopers LLP.

       24.1***          Powers of Attorney (included on the signature pages of this
                        Registration Statement).

       25.1**           Statement of Eligibility of Trustee on Form T-1.


------------------------

+  Filed herewith.

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offered securities.

** To be filed pursuant to section 305(b)(2) of the Trust Indenture Act of 1939, as amended.


*** Previously filed as an exhibit to this registration statement as filed with the Commission on June 25, 2001 or July 10, 2001.